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                                                                       Exhibit 4

            CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA


  -----------------                                         -----------------

         No.                                                      Shares

                                AJS BANCORP, INC.

  -----------------                                         -----------------


                          FULLY PAID AND NON-ASSESSABLE
                              PAR VALUE $0.01 EACH




                                                 THE SHARES REPRESENTED BY THIS
                                                   CERTIFICATE ARE SUBJECT TO
                                                 RESTRICTIONS, SEE REVERSE SIDE

   THIS CERTIFIES that                                          is the owner of

                            SHARES OF COMMON STOCK OF

                                AJS BANCORP, INC.
                              a Federal corporation

     The shares evidenced by this certificate are transferable only on the books of AJS Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, AJS Bancorp, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By                                 [SEAL]         By
  ------------------------                          ---------------------------
  DENISE L. BUTKUS,                                 THOMAS R. BUTKUS,
  CORPORATE SECRETARY                               CHAIRMAN OF THE BOARD AND
                                                    PRESIDENT

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      The Board of Directors of AJS Bancorp, Inc. (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares represented by this Certificate may not be cumulatively voted on any matter.

      The shares of common stock evidenced by this certificate are subject to a limitation contained in the Stock Holding Company Charter of the Company to the effect that, for a period of five years from the date of the reorganization from mutual to stock form of A. J. Smith Federal Savings Bank, no person other than AJS Bancorp, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company unless such offer to acquire or acquisition is approved by a majority of the Board of Directors. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or certain purchases of shares by a tax-qualified employee stock benefit plan or a subsidiary of the Company and any trustee of such a plan or arrangement. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

      Special meetings of the Company's stockholders relating to a change in control of the Company or to an amendment of the Charter of the Company may be called only by the Company's Board of Directors. Special meetings of the stockholders for any other purpose or purposes shall be called upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Company entitled to vote at the meeting.

      The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

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

      TEN COM     - as tenants in common         UNIF GIFT MIN ACT  - ________________ Custodian ________________
                                                                      (Cust)                     (Minor)

      TEN ENT     - as tenants by the entireties

                                                                      Under Uniform Gifts to Minors Act
      JT TEN      - as joint tenants with right
                    of survivorship and not as
                    tenants in common                                 -------------------------------------------
                                                                      (State)

     Additional abbreviations may also be used though not in the above list



For value received, _____________________________ hereby sell, assign and transfer unto
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 PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER



_________________________________________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)


_________________________________________________________________________________________________________________


________________________________________________________________________________________________________Shares of
the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                                            Signature:


____________________________________                          ___________________________________________________

NOTE:  THE  SIGNATURE  TO THIS  ASSIGNMENT  MUST  CORRESPOND  WITH  THE  NAME OF THE  STOCKHOLDER(S) AS  WRITTEN  UPON THE FACE OF
THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
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